EXHIBIT 2

                             JOINT FILING AGREEMENT

         THIS JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of this 9th day of January 2004, by and among Bernardo Quintana Isaac, Alexandra Kawage de Quintana, Ana Alejandra Quintana Kawage, Alonso Quintana Kawage, Diego Quintana Kawage, Andrea Quintana Kawage, Rodrigo A. Quintana Kawage, Martha Quintana de Zarak, Claudia Quintana de Tinajero, Cecilia Quintana de Orvananos and Luis Quintana Isaac.

         Each of the parties hereto hereby agrees to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on Schedule 13D or 13G relating to his or her ownership (direct or otherwise) of any securities of Empresas ICA Sociedad Controladora, S.A. de C.V., a sociedad anonima de capital variable, and any and all amendments thereto and any other document relating thereto (collectively, the "Filings") required to be filed by him or her pursuant to the United States Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that he or she will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of such Filings.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

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Bernardo Quintana Isaac                     By: /s/ Diego Quintana Kawage
                                                -------------------------
                                                Diego Quintana Kawage
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Alexandra Kawage de Quintana

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Ana Alejandra Quintana Kawage

-----------------------------------------       /s/ Alonso Quintana Kawage
Alonso Quintana Kawage                          -------------------------
                                                Alonso Quintana Kawagee
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Diego Quintana Kawage

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Andrea Quintana Kawage

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Rodrigo A. Quintana Kawage                     By: /s/ Manuel Abud Elias
                                               -------------------------
-----------------------------------------      Manuel Abud Elias
Martha Quintana de Zarak                       Attorney-in-Fact

-----------------------------------------      January 9, 2004
Claudia Quintana de Tinajero

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Cecilia Quintana de Orvananos

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Luis Quintana Isaac